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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2001

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6035 (Commission File No.)	95-2588754 (IRS Employer Identification No.)

33033 Science Park Road
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 552-9500

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

    On August 4, 2001, Gem Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of The Titan Corporation ("Titan"), accepted for payment 1,953,682 shares, or approximately 69.6% of the total number of outstanding shares, of the common stock of Datron Systems Incorporated ("Datron"). These shares were acquired pursuant to Merger Sub's exchange tender offer (the "Offer") for all of the outstanding shares of Datron at an exchange ratio of 0.81919 of a share of Titan common stock for each share of Datron common stock. The offering period expired on Friday, August 3, 2001 at midnight New York City time.

    The Offer was made pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of June 24, 2001, by and among Titan, Datron and Merger Sub (the "Merger Agreement"). The terms of the Merger Agreement are incorporated herein in their entirety.

Item 7. Financial Statements and Exhibits.

(a)
Financial statements of business acquired.

  The audited and interim unaudited financial statements of Datron required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.

(b)
Pro forma financial information

  The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.

(c)
Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 24, 2001, by and among The Titan Corporation, Gem Acquisition Corp. and Datron Systems Incorporated (1)

(1)
Incorporated by reference to Exhibit 2.1 filed with Titan's Registration Statement on Form S-4 dated July 9, 2001 (Registration No. 333-64768)

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE TITAN CORPORATION
Dated: August 15, 2001	By:	/s/ MARK SOPP Mark Sopp, SVP and CFO

Index To Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated as of June 24, 2001, by and among The Titan Corporation, Gem Acquisition Corp. and Datron Systems Incorporated (1)

(1)
Incorporated by reference to Exhibit 2.1 filed with Titan's Registration Statement on Form S-4 dated July 9, 2001 (Registration No. 333-64768)

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
Signature
Index To Exhibits